Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Metagenomi, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(a)	7,187,500	$17.00	$122,187,500	$0.00014760	$18,034.88

Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$122,187,500	$0.00014760	$18,034.88

	Total Fees Previously Paid							14,760.00
	Total Fees Offsets							$—

	Net Fee Due							$3,274.88

(1)

Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended. Includes the aggregate offering price of 937,500 additional shares that the underwriters have the option to purchase.